UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2014

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:     (801) 566-1200

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2014, a Directors’ and Officers’ Indemnification Agreement between Utah Medical Products, Inc. (UTMD) and each of its Officers and Directors was signed. The Agreements, dated October 31, 2014, were approved by the Board of Directors on October 31, 2014. A copy of the Agreement is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 11/4/2014	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO

EXHIBIT INDEX

Index
Number	Description

10.1	Form of Utah Medical Products, Inc. Directors’ and Officers’ Indemnification Agreement, dated 31 October, 2014.